As filed with the Securities and Exchange Commission on April 16, 1996

                                                    Registration No. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-3
                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933

                                 ---------------

                            FLORIDA POWER CORPORATION
              (Exact name of registrant as specified in its charter)

                   Florida                           59-0247770
           (State of Incorporation)      (I.R.S. Employer Identification No.)

                              3201 34th Street South
                           St. Petersburg, Florida  33711
                          Telephone Number (813) 866-5151
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                James V. Smallwood
                           Vice President and Treasurer
                             Florida Power Corporation
                               3201 34th Street South
                             St. Petersburg, FL  33711
                                   (813) 866-5647
(Name, address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

                                 -------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ] ______________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          --------------------------

                       CALCULATION OF REGISTRATION FEE


Title of Each                            Proposed Maximum        Proposed Maximum
Class of Securities     Amount to be     Offering Price Per     Aggregate Offering      Amount of
to be Registered        Registered(1)       Unit (2)(3)              Price (2)(3)   Registration Fee


Medium-Term Notes . . . . $130,700,000         100%                $130,700,000        $45,070


(1) Or its equivalent (based on the applicable exchange rate at the time of sale), if Notes are issued with principal amounts denominated in one or more foreign currencies, currency units or composite currencies as shall be designated by the Registrant.
(2)      Estimated solely for the purpose of calculating the registration fee.
(3) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein relates to an aggregate of $300,000,000 principal amount of Notes, consisting of the $130,700,000 principal amount of Notes being registered hereby and the $169,300,000 principal amount of Notes that are as yet unsold that previously were registered under the Company's Registration Statement on Form S-3 (No. 33-50908) that was filed with the Commission on August 17, 1992.


                             ----------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

            Legend for left hand margin of cover of prospectus:

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.





PROSPECTUS                   Subject to Completion
                              Dated April 16, 1996
FLORIDA POWER CORPORATION
$300,000,000
Medium-Term Notes, Series B
Due from 9 Months to 30 Years from Date of Issue

Florida Power Corporation, a Florida corporation (the "Company") may offer from time to time its Medium-Term Notes, Series B (the "Notes") in an aggregate principal amount of up to $300,000,000. The Notes will have stated maturities from 9 months to 30 years from the date of issue.

The designations, aggregate principal amount, specific interest rates (or method of calculation), maturities, offering price, sinking fund or other redemption provisions, if any, and other specific terms of Notes will be set forth in Pricing Supplements to this Prospectus. Unless otherwise specified in the applicable Pricing Supplement, the Notes will bear interest at a fixed rate to be determined by the Company at or prior to the sale thereof, with interest payable on February 1 and August 1 of each year and at maturity. See "Description of Notes".

The Notes will be represented by a Global Note registered in the name of a nominee of The Depository Trust Company or another depositary (the "Depositary"), unless the applicable Pricing Supplement specifies that the Notes will be issued in definitive registered form. A beneficial interest in a Global Note will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. A beneficial interest in a Global Note will be exchanged for Notes in definitive form only under the limited circumstances described herein or in the applicable Pricing Supplement. See "Description of Notes -- Book-Entry System".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
- --------------------------------------------------------------------------------

                                     PRICE TO         AGENTS'                   PROCEEDS TO
                                     PUBLIC(1)        COMMISSIONS(2)            COMPANY(2)(3)
- -----------------------------------------------------------------------------------------------------------
Per Note                             100%             .125% - .750%             99.250% - 99.875%
- -----------------------------------------------------------------------------------------------------------
Total                                $300,000,000     $375,000 - $2,250,000     $297,750,000 - $299,625,000
- -----------------------------------------------------------------------------------------------------------

(1) Unless otherwise indicated in the applicable Pricing Supplement, each Note will be issued at 100% of its principal amount, less the applicable commission.
(2) The Company will pay a commission to J.P. Morgan Securities Inc., PaineWebber Incorporated and First Chicago Capital Markets, Inc. (each, an "Agent"), in the form of a discount, ranging from .125% to .750% of the price to public of any Note sold through any of them as Agent, depending upon the maturity of such Note. The Company also may sell the Notes to an Agent, as principal, and at prices set forth in the applicable Pricing Supplement, for resale by such Agent at such prices as will be determined by such Agent at the time of such resale. None of the proceeds from a resale of Notes will be received by the Company. See "Plan of Distribution". The Company has agreed to indemnify each of the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution".
(3) Before deduction of estimated expenses of $330,000 payable by the Company.

The Notes are being offered on a continuing basis by the Company through the Agents, who have agreed to use their best efforts to solicit purchases of such Notes, and also may be sold to an Agent or other person, as principal, for resale. The Company reserves the right to sell the Notes directly to investors on its own behalf. The Notes may be sold at the price to the public set forth above to dealers who later resell such Notes to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. There can be no assurance that the Notes offered hereby will be sold or that there will be a secondary market for the Notes. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The Company or the Agent that solicits any order may reject such order in whole or in part. See "Plan of Distribution".
J.P. MORGAN & CO.
                  PAINEWEBBER INCORPORATED
                                    FIRST CHICAGO CAPITAL MARKETS, INC.
April   , 1996.

                            AVAILABLE INFORMATION

The Company and its parent, Florida Progress Corporation, are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company and its parent can be inspected and copied at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and the following Regional Offices of the
SEC: Seven World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy material and other information concerning the Company's parent may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and at The Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

This Prospectus constitutes a part of Registration Statements on Form S-3 (together with all amendments and exhibits, referred to collectively as the "Registration Statement") filed by the Company with the SEC under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement for further information with respect to the Company and the Notes offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents heretofore filed by the Company with the SEC (File No. 1-3274) are incorporated herein by reference:

     1. Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the SEC on March 20, 1996.

     2. Current Reports on Form 8-K dated January 22, 1996, February 8, 1996 and April 18, 1996, as filed with the SEC on January 24, 1996, February 9, 1996 and April 22, 1996, respectively.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Notes offered hereby shall be deemed to be incorporated by reference in this Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Pricing Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO:
FLORIDA PROGRESS CORPORATION, INVESTOR SERVICES DEPARTMENT, P.O. BOX 33042, ST. PETERSBURG, FLORIDA 33733, OR TELEPHONE (813) 824-6428 OR TOLL-FREE (800) 352-1121.

                                  THE COMPANY

Florida Power Corporation, a wholly owned subsidiary of Florida Progress Corporation, was incorporated in Florida in 1899 and has its principal executive office at 3201 34th Street South, St. Petersburg, Florida 33711, telephone number (813) 866-5151. The Company is an operating public utility engaged in the generation, purchase, transmission, distribution and sale of electricity primarily within the State of Florida. The Company's service area, with a population of about 4.5 million, comprises approximately 20,000 square miles in west central Florida and includes the densely populated areas around Orlando, as well as the cities of St. Petersburg and Clearwater. During the twelve months ended December 31, 1995, the Company served an average of approximately 1,270,000 customers. The Company has a system generating capacity of 7,347 megawatts, and its energy mix (on a megawatt hour basis) for the twelve months ended December 31, 1995, was approximately 39% coal, 12% oil, 4% gas, 19% nuclear and 26% purchased power.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated:

- ----------------------------------------
        YEAR ENDED DECEMBER 31,
- ----------------------------------------
1995     1994     1993     1992     1991
- ----     ----     ----     ----     ----
4.41     3.90     3.83     3.84     3.87

For purposes of computing the ratio of earnings to fixed charges, earnings consist of net income plus income taxes and fixed charges. Fixed charges represent gross interest expense including amortization of debt expense, discount or premium.

                                USE OF PROCEEDS

Except as may otherwise be set forth in the applicable Pricing Supplement, the net proceeds from the sale of the Notes offered hereby will be used for the repayment of short-term debt and/or for other general corporate purposes. At December 31, 1995, the Company had $145.2 million of short-term debt outstanding with a weighted average interest rate of 5.82%.

                              DESCRIPTION OF NOTES

The Notes will be issued under an indenture dated as of August 15, 1992 (the "Indenture") between the Company and The First National Bank of Chicago, successor trustee (the "Trustee"). The form of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus forms a part and is incorporated herein by this reference. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The following description of certain of the terms of the Notes will apply unless otherwise set forth in the applicable Pricing Supplement. The statements made under this heading relating to the Notes and the Indenture are summaries of the provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Indenture, including the definitions of certain terms therein. Unless otherwise indicated, parenthetical references below are to the Indenture.

GENERAL

The Notes will be offered on a continuing basis and each Note will mature from 9 months to 30 years from its date of issue. The Notes offered hereby will be limited to U.S. $300,000,000 aggregate amount or the equivalent in one or more foreign currencies, currency units or composite currencies (together with the U.S. dollar, each a "currency").

The Notes will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. Substantially all of the Company's assets are subject to a first and prior lien in favor of holders of the Company's First Mortgage Bonds (the "Bonds"), of which approximately $851.7 million aggregate principal amount were outstanding on December 31, 1995. Under the terms of the indenture of mortgage relating to the Bonds, additional Bonds of any series may be issued from time to time upon the satisfaction of certain conditions. As of December 31, 1995, under the indenture of mortgage, the bondable value of property additions was approximately $2.9 billion, permitting the issuance of approximately $1.7 billion of additional Bonds; and approximately another $163 million of Bonds could be issued in respect of Bonds previously authenticated which have been canceled or delivered for cancellation.

The Indenture provides that, in addition to the Notes offered hereby, additional debt securities (including both interest bearing and original issue discount securities in both bearer form and certificated or book-entry registered form) may be issued thereunder, without limitation as to the aggregate principal amount. (Section 301). All or a portion of such additional debt securities may also be designated as Medium-Term Notes, Series B, which together with the $300,000,000 principal amount of Medium-Term Notes, Series B offered hereby, and the $30,700,000 principal amount of Medium-Term Notes, Series B issued in April 1993, shall constitute one series of securities established by the Company pursuant to the Indenture. All securities issued under the Indenture, including the Notes offered hereby, are herein collectively referred to as the "Securities". The Indenture does not limit the amount of other debt, secured or unsecured, that may be issued by the Company.

No service charge will be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305).

The applicable Pricing Supplement for each Note will state the following:
(i) the designation of such Note; (ii) the principal amount of such Note;
(iii) the date on which such Note will be issued; (iv) the Stated Maturity of such Note; (v) the rate per annum at which such Note will bear interest (or the method of calculation of such interest); (vi) the offering price of such Note; (vii) the redemption or sinking fund provisions, if any, of such Note; and (viii) additional terms, if any, applicable to such Note.

Unless otherwise specified in the applicable Pricing Supplement, each Note will bear interest at a fixed annual rate (a "Fixed Rate Note") and be denominated in U.S. dollars in denominations of $1,000 or any integral multiple thereof. Unless otherwise specified in the applicable Pricing Supplement, the Notes will initially be represented by one or more global securities registered in the name of a nominee of the Depositary and the denomination of any Note issued in global form will not exceed $200,000,000 without the approval of the Depositary. See "Book-Entry System".

Unless otherwise specified in the applicable Pricing Supplement, interest on each Note will be payable on each Interest Payment Date and at Maturity. Any interest other than at Maturity will be payable to the person in whose name a Note (or any Predecessor Note) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date, subject to certain exceptions; provided, however, that if a Note is issued between a Regular Record Date and the Interest Payment Date pertaining thereto, the initial interest payment will be made on the Interest Payment Date following the next succeeding Regular Record Date to the holder on such Regular Record Date. Interest payable at Maturity will be paid to the person to whom the principal of the Note is paid.

FIXED RATE NOTES

Each Fixed Rate Note will mature on any day from 9 months to 30 years from the date of issue selected by the initial purchaser and agreed to by the Company. Unless otherwise specified in the applicable Pricing Supplement, each Fixed Rate Note will bear interest on the principal amount thereof from its date of issue at the annual rate stated in the applicable Pricing Supplement until the principal thereof is paid or duly made available for payment. Unless otherwise specified in the applicable Pricing Supplement, the "Interest Payment Dates" for Fixed Rate Notes will be on February 1 and August 1 of each year and the "Regular Record Dates" for Fixed Rate Notes will be the January 15 and July 15, respectively, immediately preceding an Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will accrue from and including the date of issue or from and including the next preceding Interest Payment Date to which interest has been duly paid or provided for, as the case may be, to but excluding the next succeeding Interest Payment Date or the date of Maturity, as the case may be. Any payment of principal, premium or interest required to be made on a Fixed Rate Note on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE NOTES

The Company may from time to time offer Notes that bear a floating rate of interest, which may include interest rates based on rates for negotiable certificates of deposit, commercial paper or federal funds or on LIBOR, prime or base lending rates or Treasury bill rates. The applicable Pricing Supplement for such a Note will set forth the particular terms of such Note, including the interest rate basis, the Interest Payment Dates, the Regular Record Dates and the other terms of such Note.

OTHER NOTES

The Company may from time to time offer Notes denominated or payable in a currency other than U.S. dollars. In addition, the Company may from time to time offer Notes the principal amount of which payable on the maturity date or the interest thereon may be determined (i) by reference to the rate of exchange between one or more currencies, (ii) by reference to other indices or (iii) in such other manner as is specified in the applicable Pricing Supplement.

An investment in foreign currency Notes or currency indexed Notes entails significant risks that are not associated with investments in instruments denominated or payable in U.S. dollars and the extent and nature of such risks change continuously. Such Notes are not an appropriate investment for prospective purchasers who are unsophisticated with respect to foreign currency matters. These risks vary depending upon the currency or currencies involved and will be more fully described in the applicable Pricing Supplement.

BOOK-ENTRY SYSTEM

Except as described below, the Notes will be issued in whole or in part in the form of one or more global securities (each a "Global Note") that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") or such other depositary as is designated by the Company (DTC or such other depositary, the "Depositary"), and registered in the name of a nominee of the Depositary.

Upon issuance, all Notes having the same terms, including, but not limited to, the same Interest Payment Dates, rates of interest, Stated Maturity and sinking fund or redemption provisions, if any, will be represented by one or more Global Notes. Notes will not be exchangeable for Notes in certificated form and, except under the circumstances described below, will not otherwise be issuable in certificated form.

So long as the Depositary for a Global Note, or its nominee, is the registered owner of such Global Note, the Depositary or its nominee, as the case may be, will be considered the sole holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated form and will not be considered the owners or holders thereof under the Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may impair the ability to transfer beneficial interests in a Global Note.

If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Notes in certificated form in exchange for such Global Notes. In addition, the Company may at any time and in its sole discretion determine not to have any Notes represented by one or more Global Notes and, in such event, will issue individual Notes in certificated form in exchange for the Global Notes representing the corresponding Notes. In any such instance, an owner of a beneficial interest in a Note represented by a Global Note will be entitled to physical delivery of individual Notes in certificated form equal in principal amount to the principal amount of the Notes so owned and to have such Notes in certificated form registered in its name. Individual Notes in certificated form so issued will be issued as registered Notes in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

The following is based solely on information furnished by DTC:

     Unless otherwise specified in the applicable Pricing Supplement, DTC will act as securities depository for the Notes. The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Note certificate will be issued for each issue of the Notes, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue, unless otherwise approved by DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC System is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. A Beneficial Owner will not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

     To facilitate subsequent transfers, all Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     If the Notes are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the Notes within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote with respect to Notes. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified on a list attached to the Omnibus Proxy).

     Principal, interest and any premium payments on the Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the paying agent with respect to the Notes (the "Paying Agent") or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest, and any premium to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as securities depository with respect to any series of Notes at any time by giving reasonable notice to the Company or the Paying Agent. Under such circumstances, in the event that a successor securities depository is not obtained, certificates for such Notes are required to be printed and delivered.

     The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository) for any series of Notes. In that event, Note certificates will be printed and delivered for such Notes.

The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but neither the Company, any Agent nor any underwriter takes any responsibility for the accuracy thereof.

The Agents and any underwriters of the Notes may be Direct Participants in DTC.

NONE OF THE COMPANY, THE TRUSTEE OR ANY PAYING AGENT WILL HAVE ANY RESPONSIBILITY OR LIABILITY FOR ANY ASPECT OF THE RECORDS RELATING TO OR PAYMENTS MADE ON ACCOUNT OF BENEFICIAL INTERESTS IN A GLOBAL NOTE, OR FOR MAINTAINING, SUPERVISING OR REVIEWING ANY RECORDS RELATING TO SUCH BENEFICIAL INTERESTS.

EVENTS OF DEFAULT

The Indenture provides, with respect to any series of Securities outstanding thereunder, that the following will constitute Events of Default: (i) default in the payment of any interest upon any Security of that series or of any related coupon and the continuance of such default for 30 days; (ii) default in the payment of the principal of or any premium on any Security of that series when due, whether at maturity, by acceleration, upon redemption or otherwise;
(iii) default in the performance, or breach, of any covenant or agreement of the Company in the Indenture with respect to any Security of that series, and the continuance of such default or breach for a period of 90 days after written notice as provided in the Indenture; (iv) default resulting from the failure of the Company to pay when due (including any applicable grace period) the principal of or interest on, or default resulting in the acceleration of the indebtedness under, any evidence of indebtedness for money borrowed by the Company (including Securities of any other series) or any instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company, involving an interest or principal payment or an amount accelerated in excess of $10,000,000, and such default has not been cured, such indebtedness has not been discharged or such acceleration has not been rescinded or annulled within 90 days after written notice as provided in the Indenture; (v) certain events of bankruptcy, insolvency or reorganization relating to the Company; and (vi) any other Event of Default provided under any applicable supplemental indenture or Board Resolution with respect to the Securities of that series. (Section 501). The Company is required to file with the Trustee, annually, an officers' certificate as to the Company's compliance with all conditions and covenants under the Indenture. (Section 1004). The Indenture provides that the Trustee may withhold notice to the holders of any series of Securities of any default (except payment defaults on any Security of that series) if it considers it in the interest of the holders of the Securities of that series to do so. (Section 601).

If any Event of Default with respect to the Securities of a particular series shall occur and be continuing, then the Trustee or the holders of not less than 25% in principal amount of the Securities of that series then Outstanding may declare the principal of and interest on the Securities of that series then Outstanding to be due and payable immediately. (Section 502).

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default with respect to the Securities of a particular series shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Securities of a particular series, unless such holders have offered to the Trustee reasonable security or indemnity against the expenses and liabilities which might be incurred by it in compliance with such request or direction. (Sections 315 of the TIA and 602 of the Indenture). Subject to such provisions for the indemnification of the Trustee, the holders of a majority in principal amount of the Securities of a particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or exercising any trust or power conferred on the Trustee with respect to the Securities of that series. (Section 512).

The holders of a majority in principal amount of the Securities of any series then Outstanding may on behalf of the holders of all the Securities of that series waive any past default and its consequences with respect to the Securities of that series, except a default (i) in the payment of the principal of, or interest (or premium, if any) on any of the Securities of that series, or
(ii) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each Security of that series then Outstanding affected thereby. (Section 513).

MODIFICATION OR WAIVER

Modification and amendment of the Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in principal amount of all Outstanding Securities of any series (such modification and amendment shall not, however, affect the rights of the holders of any other series of Securities issued under the Indenture); provided that no such modification or amendment shall, without the consent of the holder of each Outstanding Security of such series affected thereby, among other things: (i) change the Stated Maturity of the principal of or any installment of interest on any such Security; (ii) reduce the principal amount or the rate of interest on or any premium payable upon the redemption of any such Security; or (iii) reduce the above-stated percentage of holders of such Outstanding Securities necessary to modify or amend the Indenture or to consent to any waiver thereunder. (Section 902). Modification and amendment of the Indenture may be made by the Company and the Trustee without the consent of the holders of the Securities to, among other things, (i) add to the covenants and Events of Default of the Company for the benefit of such holders or (ii) make certain other modifications, generally of a ministerial nature. (Section 901).

DEFEASANCE AND COVENANT DEFEASANCE

Unless otherwise specified in the applicable Pricing Supplement, the Company may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations with respect to transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of such Notes and to hold moneys for payment in trust) ("defeasance") (Section 1402) or (b) to be released from its obligations with respect to any covenant, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such Notes ("covenant defeasance") (Section 1403), in either case upon the irrevocable deposit by or on behalf of the Company with the Trustee (or other qualifying trustee), in trust, of an amount, in cash or Government Obligations (as defined) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Notes, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. (Section 1404).

Such a trust may only be established if, among other things, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of such Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture. (Section
1404).

The applicable Pricing Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above with respect to any particular series of Notes.

RESIGNATION OR REMOVAL OF TRUSTEE

The Trustee may resign or be removed with respect to one or more series of Securities and a successor Trustee may be appointed to act with respect to such series. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if the Company has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (Section 608).

In the event that two or more persons are acting as Trustee with respect to different series of Securities issued under the Indenture, each such Trustee shall be a Trustee of a trust under such Indenture separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Securities for which it is Trustee.

CONCERNING THE TRUSTEE

The Trustee is one of a number of banks with which the Company and Progress Capital Holdings, Inc. ("PCH"), a subsidiary of Florida Progress Corporation, maintain ordinary banking relationships and from which the Company and PCH have obtained credit facilities and lines of credit. First Chicago Trust Company of New York, an affiliate of the Trustee, is trustee under the Indenture dated January 1, 1944, as supplemented, pursuant to which the Company issues its Bonds. First Chicago Capital Markets, Inc., one of the Agents, also is an affiliate of the Trustee.

                              PLAN OF DISTRIBUTION

The Notes are offered on a continuing basis by the Company through the Agents, who have agreed to use their best efforts to solicit purchases of the Notes. The Company may also sell Notes directly to investors on its own behalf or to an Agent as principal and may appoint additional agents to solicit and receive offers to purchase the Notes. Unless otherwise agreed by the Company and the Agents, the Company will have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes in whole or in part. The Company will pay each Agent a commission, in the form of a discount, ranging from .125% to .750% of the price to the public of any Note sold through such Agent, depending on the maturity of such Note.

In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of 66 2/3% of the discount to be received by such Agent from the Company.

Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity, and may be resold by the Agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale or may be resold to certain dealers as described above. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price, concession and discount may be changed.

Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes acquired through the Agents acting as agents is required to be made in funds immediately available in New York, New York.

The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act.

The Notes are a new issue of securities with no established trading market. The Company has been advised by the Agents that they may from time to time make a market in the Notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. Further, each of the Agents may from time to time purchase and sell Notes in the secondary market, but is not obligated to do so. No assurance can be given as to the liquidity of any trading market for the Notes.

                                 LEGAL MATTERS

Certain matters relating to the legality of the Notes will be passed upon for the Company by Kenneth E. Armstrong, Esq., Vice President, General Counsel and Secretary of Florida Progress Corporation, acting as counsel for the Company, and for the Agents by Jones, Day, Reavis & Pogue, Chicago, Illinois, except that matters of Florida law will be passed upon only by Kenneth E. Armstrong, Esq.

                                    EXPERTS

The financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated herein by reference, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon their reports given on the authority of said firms as experts in accounting and auditing.

The statements made herein and in the documents incorporated herein by reference that relate to matters of law or express legal conclusions are made on the authority of Kenneth E. Armstrong, Esq., Vice President, General Counsel and Secretary of Florida Progress Corporation, as an expert, and are included herein upon the authority of such counsel.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT HERETO, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENTS. THIS PROSPECTUS AND ANY SUPPLEMENT HERETO DO NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, THE NOTES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF, OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................    2
Incorporation of Certain Documents by
  Reference...........................    2
The Company...........................    2
Ratio of Earnings to Fixed Charges....    3
Use of Proceeds.......................    3
Description of Notes..................    3
Plan of Distribution..................    8
Legal Matters.........................    9
Experts...............................    9

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                  $300,000,000

                                     [Logo]

                               Medium-Term Notes,
                                    Series B
                              --------------------
                                   PROSPECTUS
                              --------------------
                                J.P. MORGAN & CO.

                            PAINEWEBBER INCORPORATED

                      FIRST CHICAGO CAPITAL MARKETS, INC.
                                 April   , 1996

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------



                                     PART II.

                       Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution.

SEC Registration Fee...........................................$      45,070
Rating Agency Fees..............................................     200,000*
Printing and Engraving..........................................      25,000*
Trustee Fees....................................................       5,000*
Accounting Fees and Expenses....................................      25,000*
Legal Fees and Blue Sky Expenses................................      25,000*
Miscellaneous...................................................       4,930*
                                                                      ------
Total..........................................................$     330,000*
- ------------------
*Estimated.


Item 15.  Indemnification of Directors and Officers.

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, provided certain standards are met, including that such officer or director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including the appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation, and provided further that no indemnity shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or
(iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
Article XI of the Company's By-laws provides that the Company shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.

         The underwriters, if any, will also agree to indemnify the directors and officers of the Company against certain liabilities to the extent set forth in Section 8 of the Distribution Agreement (see Exhibit 1).

         The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

Item 16.    Exhibits.

1        Form of Amended and Restated Distribution Agreement.

4* Indenture dated as of August 15, 1992, between the Company and The First National Bank of Chicago, successor Trustee. (Filed as Exhibit 4(a) to the Company's Registration Statement on Form S-3
         (No. 33-50908), as filed with the SEC on August 17, 1992.)

5 Opinion of Kenneth E. Armstrong, Esq. regarding the legality of the Notes to be issued.

12       Statement regarding computation of ratio of earnings to fixed charges.

23.(a)   Consent of KPMG Peat Marwick LLP.

23.(b) Consent of Kenneth E. Armstrong, Esq. is contained in his opinion filed as Exhibit 5.

24 Powers of Attorney are included on the signature page of this Registration Statement.

25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago.

- ---------
* Incorporated herein by reference.

Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 16th day of April, 1996.

                                       FLORIDA POWER CORPORATION


                                       By:  /s/ Joseph H. Richardson
                                          -----------------------------------
                                               Joseph H. Richardson, President
                                               and Chief Operating Officer

         KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Florida Power Corporation (the "Company"), a Florida corporation, for himself or herself and not for one another, does hereby constitute and appoint KENNETH E. ARMSTRONG, JAMES V. SMALLWOOD and DOUGLAS E. WENTZ, and each of them, a true and lawful attorney in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments, including post-effective amendments, to this registration statement, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                      Date


(i)   /s/ Richard Korpan            Chairman of the Board,       April 16, 1996
     ----------------------------  Chief Executive Officer
     Richard Korpan                      and Director
     Principal Executive Officer


(ii)  /s/ Jeffrey R. Heinicka      Senior Vice President and     April 16, 1996
     ----------------------------   Chief Financial Officer
     Jeffrey R. Heinicka
     Principal Financial Officer


(iii) /s/ John Scardino, Jr.           Vice President and        April 16, 1996
     ----------------------------          Controller
     John Scardino, Jr.
     Principal Accounting Officer
                                        II-5

(iv) A majority of the Directors, including (i) above:


Signature                                 Title                 Date


 /s/ R. Mark Bostick                     Director           April 16, 1996
- -----------------------
R. Mark Bostick


/s/Jack B. Critchfield                   Director           April 16, 1996
- -----------------------
Jack B. Critchfield


/s/ Allen J. Keesler, Jr.                Director           April 16, 1996
- -------------------------
Allen J. Keesler, Jr.


/s/ Frank C. Logan                       Director           April 16, 1996
- ------------------------
Frank C. Logan


/s/ Clarence V. McKee                    Director           April 16, 1996
- ----------------------
Clarence V. McKee


/s/ Joseph H. Richardson                 Director           April 16, 1996
- --------------------------
Joseph H. Richardson


/s/ Joan D. Ruffier                      Director           April 16, 1996
- -------------------------
Joan D. Ruffier


/s/ Jean Giles Wittner                   Director           April 16, 1996
- --------------------------
Jean Giles Wittner







P:\POWER.MTN\REGSTMT.96

                                  EXHIBIT INDEX


Exhibit
No.               Exhibit


1        Form of Amended and Restated Distribution Agreement.

4* Indenture, dated as of August 15, 1992, between the Company and The First National Bank of Chicago, successor Trustee. (Filed as Exhibit 4(a) to the Company's Registration Statement on Form S-3
         (No. 33-50908), as filed with the SEC on August 17, 1992.)

5 Opinion of Kenneth E. Armstrong, Esq. regarding the legality of the Notes to be issued.

12       Statement regarding computation of ratio of earnings to fixed charges.

23.(a) Consent of KPMG Peat Marwick LLP, independent certified public accountants.

23.(b) Consent of Kenneth E. Armstrong, Esq. is contained in his opinion filed as Exhibit 5.

24 Powers of Attorney are included on the signature page of this Registration Statement.

25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The First National Bank of Chicago.

- ---------
* Incorporated herein by reference.





p:\POWER.MTN\REGSTMT.96